Exhibit 13.2

Certification Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 20-F of Crude Carriers Corp., a corporation organized under the laws of the Republic of The Marshall Islands (the "Company"), for the period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of the Company certifies, to such officer’s knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 18, 2011

By:	/s/ Gerasimos G. Kalogiratos
Name:	Gerasimos G. Kalogiratos
Title:	Chief Financial Officer